Section 10.1
TARRAGON CORPORATION
AMENDED AND RESTATED OMNIBUS PLAN
     This Tarragon Corporation Amended and Restated Omnibus Plan (the “Plan”) sets forth the Tarragon Corporation Omnibus Plan (which initially became effective as of March 8, 2004 following stockholder approval of the Plan), as amended effective as of December 6, 2005.
SECTION 1
Purpose of the Plan
1.1	The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, officers, key employees and consultants, and to provide them incentives to put forth maximum efforts for the success of Tarragon Corporation (the “Company”), in order to serve the best interests of the Company and its stockholders.
SECTION 2
Definitions
2.1	As used in the Plan, the following definitions apply:
a.	“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 under the Exchange Act.

b.	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

c.	“Award” means any Option, Restricted Stock, or Stock Appreciation Right granted under the Plan.

d.	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

e.	“Board” shall mean the Board of Directors of the Company.

f.	“Cause” shall mean:
1.	The willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness);

2.	The willful engaging by the Participant in misconduct which is materially injurious to the Company;

3.	The commission by the Participant of a felony; or

4.	The commission by the Participant of a crime against the Company that is materially injurious to the Company.
For purposes of this Section 2.1(f), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

g.	“Change in Control” shall be deemed to occur (i) upon the approval by the Board (or if approval of the Board is not required as a matter of law, the stockholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving entity immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (ii) when any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the Voting Stock outstanding at the time, without the prior approval of the Board, or (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the stockholders of the Company of each new Director during such two-year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period.

h.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

i.	“Committee” means the committee established by the Board to administer the Plan, which at all times will consist of two or more Directors appointed by the Board, all of whom are intended (1) to meet all applicable independence requirements of the principal exchange or market on which the Common Stock is then listed or admitted for trading and (2) to qualify as Non-Employee Directors and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time; provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted under the Plan.

j.	“Common Stock” means the common stock, par value $0.01 per share, of the Company.

k.	“Director” shall mean a member of the Board.

l.	“Disability” shall mean:
1.	any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her;

2.	when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code; or

3.	such other condition as may be determined in the sole discretion of the Committee to constitute Disability.
m.	“Employee” shall mean any officers or other employee of the Company or its Subsidiaries (including Directors who are otherwise employed by the Company or its Subsidiaries).

n.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

. “Fair Market Value” of the Common Stock on a given date shall be based upon either:
1.	If the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or

2.	If the Common Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company’s fair market value, as determined by the Committee in good faith based upon the best available facts and circumstances at the time.
p.	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

q.	“Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 8.6.

r.	“Non-Employee Director” shall mean a Director that meets the requirements for a non-employee director, as such term is defined in Rule 16b-3.

s.	“Non-Qualified Stock Option” shall mean an Option other than an Incentive Stock Option.

t.	“Option” shall mean an option to purchase a number of shares of Common Stock granted pursuant to Section 7.

u.	“Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

v.	“Participant” shall mean:
1.	a person who is selected by the Committee to receive an Award under the Plan and who, at the time, is an Employee or a consultant to the Company;

2.	a Director; and

3.	upon the death of an individual described in (1) and (2) above, his or her successors, heirs, executors and administrators, as the case may be.
w.	“Performance Goals” means performance goals based on one or more of the following criteria:
1.	Pre-tax income or after-tax income;

2.	Operating profit;

3.	Return on equity, assets, capital or investment;

4.	Earnings or book value per share;

5.	Sales or revenues;

6.	Operating expenses;

7.	Stock price appreciation; and

8.	Implementation or completion of critical projects or processes.
Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

x.	“Plan” means this Omnibus Plan, as amended from time to time.

y.	“Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8.

z.	“Rule 16b-3” shall mean the Rule 16b-3 under the Exchange Act.

aa.	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

bb.	“Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to the terms of Section 9 hereof, which confers on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR, payable in cash or shares of Common Stock, or a combination of such methods of payment.

cc.	“Subsidiary” means a corporation, company or other entity (1) more than 50 percent of whose outstanding shares or other securities (representing the right to vote for the election of directors or other managing authority) are, or (2) which does not have outstanding shares or other securities (as may be the case in a partnership, limited liability company, business trust or other legal entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

dd.	“Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

ee.	“Voting Stock” means the securities of the Company entitled to vote generally in the election of directors and persons who serve similar functions.

SECTION 3
Types of Awards Covered
3.1	The Committee may grant Options, Restricted Stock and Stock Appreciation Rights to Participants in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

3.2	Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable, provided that such provisions are not inconsistent with the express provisions of the Plan.

3.3	By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.
SECTION 4
Administration
4.1	Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:
a.	Grant Awards;

b.	Determine the persons to whom and the time or times at which Awards shall be granted;

c.	Determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and/or Performance Goals relating to any Award;

d.	Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

e.	Make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

f.	Construe and interpret the Plan and any Agreement evidencing an Award, which construction and interpretation by the Committee will be final and conclusive;

g.	Prescribe, amend and rescind rules and regulations relating to the Plan;

h.	Determine the terms and provisions of Agreements; and

i.	Make all other determinations deemed necessary or advisable for the administration of the Plan.
It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.

4.2	The Committee may, in its absolute discretion, without amendment to the Plan:
a.	Accelerate the date on which any Option granted under the plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option;

b.	Accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock; and

c.	Otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 13 hereof shall govern the vesting and exercise schedule of any Award granted hereunder.
4.3	No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the full extent permitted under Nevada law) and hold harmless each member of the Committee and each other Director or Employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such a member, Director or Employee in bad faith and without reasonable belief that it was in the best interests of the Company.
4.4	The Committee may employ such legal counsel and consultants as it may deem desirable for the administration of the Plan and may reasonably rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant. The Committee shall keep minutes of its actions under the Plan.

SECTION 5
Eligibility
5.1	Incentive Stock Options shall be granted only to Employees. All other Awards may be granted to Employees, Directors and consultants to the Company.

5.2	An Employee, Director or consultant who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.
SECTION 6
Shares of Stock Subject to the Plan
6.1	The number of shares of Common Stock that may be subject to the grant or settlement of Awards under the Plan will not exceed in the aggregate 2,000,000 shares. The number of shares of Common Stock available under the Plan will be subject to adjustment as provided in Sections 6.3 and 6.4.

6.2	No more than 1,000,000 shares of Common Stock may be awarded in respect of Options and no more than 300,000 shares of Common Stock may be awarded in respect of Restricted Stock, which amounts shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

6.3	Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

6.4	The Committee may make or provide for such adjustments in (a) the maximum number of shares of Common Stock specified in Sections 6.1 and 6.2, (b) the number of shares of Common Stock covered by outstanding Awards granted under the Plan, (c) the exercise price per share or grant price applicable to any Option and Stock Appreciation Rights, and (d) the number and kind of shares or other property covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable under the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the date of grant of any Award provide in the Agreement evidencing the Award that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.
SECTION 7
Stock Options
7.1	Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

7.2	Each Agreement with respect to an Option shall set forth the exercise price per share of Common Stock payable by the Participant to the Company upon exercise of the Option. The exercise price per share of Common Stock shall be the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.3	Term and Exercise of Options
a.	Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 20% percent of the shares of Common Stock covered thereby on each of the first, second, third, fourth and fifth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant.

b.	An Option may be exercised for all or any portion of the Common Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for less than 100 shares of Common Stock. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining unexercised portion thereof.

c.	An Option shall be exercised by delivering notice to the Company, directed to the attention of its Secretary. Such notice shall be accompanied by a copy of the applicable Agreement, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by the Participant or other person then having the right to exercise the Option; provided, however, that any notice delivered regarding the exercise of an Option by someone other than the Participant must be accompanied by evidence sufficient to demonstrate that the exercising party is the legal holder of the Option and the transfer of the Option was accomplished in accordance with the Plan and the

Agreement applicable to the Option. Payment for Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:
1.	In cash or by personal check, certified check, bank cashier’s check or wire transfer.

2.	Subject to the approval of the Committee, in Common Stock owned by the Participant for at least six months prior to the date of exercise and having an aggregate Fair Market Value on the business day immediately preceding the date of such exercise equal to the aggregate exercise price of the Option or Partial Option being exercised.

3.	Subject to the approval of the Committee, and, the extent permitted by law, any grant may provide deferred payment of the aggregate exercise price of an Option or Partial Option (as well as any withholding tax described in Section 12) from the proceeds of sale through a bank or broker of some or all of the shares of Common Stock to which such exercise relates.

4.	Subject to the approval of the Committee, by such other method of payment as the Committee may from time to time authorize.

5.	Each Participant shall notify the Company of any disposition of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 calendar days of such disposition.
7.4	Limitations on Incentive Stock Options
a.	To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

b.	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant: such individual owns (or is deemed to own by virtue of the Code) Common Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless:
1.	The exercise price of such Inventive Stock Option is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted; and

2.	Such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
7.5	Effect of Termination of Employment or Association
a.	Unless the applicable Agreement evidencing the Option provides otherwise, in the event that the employment or directorship (together, hereinafter referred to as “association”) of a Participant with the Company shall terminate for any reason other than Cause, Disability or death:
1.	Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable only until the date that is 90 calendar days after the date of such termination, on which date they shall expire at 5:00 p.m. Eastern Time; and

2.	Options granted to such Participant, to the extent not exercisable at the time of such termination, shall expire on the date of such termination at 5:00 p.m. Eastern Time.

3.	The 90-day period described in Section 7.5(a)(i) shall be extended to one year from the date of such termination, in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
b.	Unless the applicable Agreement provides otherwise, in the event that the association of a Participant with the Company shall terminate on account of the Disability or death of the Participant:
1.	Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire at 5:00 p.m. Eastern Time; provided, however, that no Option shall be exercisable after the expiration of its term: and

2.	Options granted to such Participant, to the extent not exercisable at the time of such termination, shall expire on the date of such termination at 5:00 p.m. Eastern Time.
c.	In the event of the termination of a Participant’s association for Cause, all then-outstanding and unexercised Options granted to such Participant shall expire at 5:00 p.m. Eastern Time on the date of such termination.

d.	Each Agreement evidencing Options granted to a consultant will contain provisions relating to the conditions under which such Options will expire in connection with the termination of a consultant’s association with the Company.

SECTION 8
Restricted Stock
8.1	At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the Participant is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8.6. Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8.2 are satisfied, and except as provided in Section 8.8, upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions associated therewith shall lapse.

8.2	At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

8.3	If any Participant shall, in connection with the acquisition of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 calendar days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

8.4	Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, the Participant shall forfeit such Restricted Stock, and all of the rights related thereto.

8.5	The Committee in its discretion may require that any dividends or distributions paid on Restricted Stock be held in escrow until all restrictions on such Restricted Stock have lapsed.

8.6	Issuance of Certificates
a.	Reasonably promptly after the Issue Date with respect to Restricted Stock, the Company shall cause to be issued a certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares of Restricted Stock; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such shares of Restricted Stock. Each such certificate shall bear the following legend:

The transferability of this certificate and the stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Tarragon Corporation Amended and Restated Omnibus Plan and an agreement entered into between the registered owner of such stock and Tarragon Corporation. A copy of the Omnibus Plan and agreement is on file with the secretary of the company.
Such legend shall not be removed until such Restricted Stock vests pursuant to the terms hereof.
b.	The Company shall hold each certificate issued pursuant to this Section 8.6, together with the powers relating to the Restricted Stock evidenced by such certificate, unless the Committee determines otherwise.
8.7	Upon vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8.4 shall lapse with respect to such Restricted Stock. Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares of Restricted Stock were granted a certificate evidencing such Stock, free of the legend set forth in Section 8.6.

8.8	Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s employment or association for any reason other than Cause, any and all Restricted Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

In the event of a forfeiture of Restricted Stock pursuant to this Section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares of Restricted Stock. In the event that the Company requires a return of Restricted Stock, it shall also have the right to require the return of all dividends or distributions paid on such Restricted Stock, whether by termination of any escrow arrangement under which such dividends or distributions are held or otherwise.

In the event of the termination of a Participant’s employment or association for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Restricted Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Restricted Stock.

8.9	Restricted Stock granted pursuant to this Section 8 may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals established by the Committee.

SECTION 9
Stock Appreciation Rights
9.1	The Agreement covering an Award of a Stock Appreciation Right, or SAR, shall specify the grant price of the SAR, which may be fixed at not less than the Fair Market Value of a share of Common Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

9.2	Subject to the terms of the Plan, the Committee shall determine the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on the attainment of Performance Goals established by the Committee and/or future service requirements approved by the Committee), the time at which an SAR shall cease to be or become exercisable following termination of employment or affiliation with the Company or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Common Stock will be delivered or deemed to be delivered to a Participant, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions determined by the Committee.
SECTION 10
Performance-based Compensation
10.1	If and to the extent the Committee determines that an Award to be granted to a Participant designated by the Committee as being, or as likely to be a “covered employee” should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Award shall be contingent upon the attainment of Performance Goals established by the Committee and other terms set forth in this Section.

10.2	Performance Goals shall be established not later than 90 calendar days after the beginning of any performance period applicable to such Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code. All determinations by the Committee as to the establishment and attainment of Performance Goals shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. To the extent required to comply with Section 162(m) of the Code, the Committee may delegate any responsibility relating to such Awards.

10.3	Settlement of such Awards shall be in Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of the Participant prior to the end of a Performance Goal period or settlement of such Awards.

10.4	It is the intent of the Company that Awards granted to persons who are designated by the Committee, as being, or as likely to be covered employees within the meaning of Section 162(m) of the Code and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section, including the definitions of covered employee and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a covered employee with respect to a fiscal year that has not yet been completed, the term covered employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a covered employee with respect to that fiscal year. If any provision of the Plan or any Agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.5	Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into by a Participant with the Company or any Affiliate that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or SAR Award held by the Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.
SECTION 11
Transfer of Awards; Designation of Beneficiary
11.1	Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

11.2	Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, (a) transfer an Award as required by a qualified domestic relations order, or (b) elect to transfer any or all Awards granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may (i) be made in exchange for consideration, or (ii) be made in a manner inconsistent with federal or state securities laws or any registration statement relating to the Award.

11.3	A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.
SECTION 12
Tax Withholding
12.1	Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash or Common Stock an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. The Company and/or its Subsidiaries, as the case may be, shall have the right to deduct such amounts from payments of any kind otherwise due to the Participant by the Company and/or its Subsidiaries.

12.2	With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax to be withheld or by delivering to the Company shares of Common Stock already owned by the Participant. Such shares of Common Stock shall be valued at their Fair Market Value as of the date that the amount of tax to be withheld is determined. Fractional shares of Common Stock shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Common Stock to be delivered pursuant to an Award.
SECTION 13
Change in Control
13.1	Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, and the restrictions and forfeiture conditions applicable to any Award granted under the Plan shall lapse and such Award shall be deemed fully vested. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company’s assets or stock may, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or the Board may cancel all outstanding Awards in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of:
a.	the Fair Market Value of those shares of Common Stock or other securities the holder of such Awards would have received had the Awards been exercised and no disposition of the shares acquired upon such exercise been made prior to such Change in Control, less the exercise price therefor; or

b.	the Fair Market Value of those shares of Common Stock or other securities the holder of the Awards would have received had the Awards been exercised and no disposition of the shares acquired upon such exercise been made immediately following such Change in Control, less the exercise price therefor.
13.2	Upon dissolution or liquidation of the Company, all Awards granted under this Plan shall terminate, but each holder of an Award shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Award to the extent then exercisable.
SECTION 14
Securities Matters
14.1	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares of Common Stock make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
14.2	The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority, the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Common Stock hereunder in order to allow the issuance of such Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.3	During any time that the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards granted pursuant to the Plan and the exercise of Awards granted pursuant to the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to Directors and officers of the Company subject to Section 16 of the Exchange Act to the extent permitted by law or deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
SECTION 15
Amendment or Termination
15.1	The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange requirements.

15.2	Awards may be granted under the Plan prior to the receipt of such approval, but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.
SECTION 16
General Provisions
16.1	No Awards may be exercised by a Participant if such exercise, and the receipt of cash or Common Stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Company or the Plan.

16.2	A bona fide leave of absence approved by an authorized officer of the Company shall not be considered interruption or termination of service of any Participant for any purposes of the Plan or Awards granted hereunder, except that no Awards may be granted to an Employee while he or she is on a bona fide leave of absence.

16.3	No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a certificate with respect to such shares of Common Stock. Except as otherwise expressly provided in Section 6.4, no adjustment to any Award shall be made for dividends or other rights prior to the date such certificate is issued.

16.4	Nothing contained in the Plan or any Agreement evidencing an Award shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

16.5	In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within 10 calendar days after notice of such failure by the Company, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

16.6	Any Agreement evidencing an Award may provide that the Award, or any Common Stock issued upon exercise of the Award, may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture, as the Committee may determine at the time such Award is granted.

16.7	The validity and construction of the Plan and any Awards granted hereunder shall be governed by the laws of the State of Nevada, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and any Award granted hereunder to the substantive laws of any other jurisdiction.

16.8	Neither the adoption of this Plan nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under this Plan.
SECTION 17
Plan Termination
17.1	No Award may be granted under the Plan on or after March 8, 2014, but Awards previously granted may be exercised in accordance with their terms.